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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549




                                  FORM 8-K



                           CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934




     Date of report (Date of earliest event reported): OCTOBER 4, 1996


                           RESPONSE ONCOLOGY, INC.
           (Exact name of registrant as specified in its charter)

                                  TENNESSEE
               (State or other jurisdiction of incorporation)


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
        0-15416                                           62-1212264
(Commission File Number)                    (I.R.S. Employer Identification No.)
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             1775 MORIAH WOODS BLVD., MEMPHIS, TENNESSEE 38117
        (Address of principal executive offices, including Zip Code)


                               (901) 761-7000
            (Registrant's telephone number, including Area Code)


                               NOT APPLICABLE
        (Former name or former address, if changed since last report)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On October 4, 1996, the Registrant acquired (the "Transaction") from The Center of Hematology-Oncology, P.A., a Florida professional association (the "Seller") certain of the assets (the "Acquired Assets") and liabilities of the Seller. The total consideration (the "Purchase Price") for the Acquired Assets was approximately $13.8 million, approximately $8.4 million of which was paid in cash, approximately $4.0 million paid in the form of the Registrant's long-term unsecured interest-bearing amortizing promissory note (the "Long-Term Note") and the balance being paid by delivery of 105,552 shares of common stock of the Registrant (the "Registrant Common Stock"). The quarterly payments of interest and principal under the Long-Term Note may, at the election of the Seller, acting through a duly-appointed attorney-in-fact, be paid in Registrant Common Stock based on a conversion price in excess of the current market price of the Registrant's common stock. The delivery of the Long-Term Note and the Registrant Common Stock potentially issuable by the Registrant in full or partial satisfaction of the Long-Term Note have not been registered under the Securities Act of 1933 in reliance upon an exemption from such registration.

         The Acquired Assets were purchased by the Registrant directly from the Seller. At the time of the Transaction, no stockholder of the Seller had a material relationship with the Registrant. Upon consummation of the Transaction, the Acquired Assets became assets of the Registrant and include medical equipment, office furnishings and fixtures, inventory and supplies, rights under a certain sublease for certain office space, employee base and expertise, know-how in respect of management of a medical practice in the oncology and hematology specialty, computer systems, accounting books and records and other intangible assets. Such assets were historically used in the conduct by the Seller of a group medical practice in the oncology and hematology specialty. The consideration paid for the Acquired Assets was based upon the Fair Market Value of such assets.

         Simultaneous with the consummation of the Transaction, the Registrant entered into a long-term management services agreement (the "Service Agreement") with the Seller providing for the management by the Registrant of the non-medical aspects of the practice thereafter conducted by the Seller. Pursuant to the Service Agreement, the Registrant will manage the non-medical aspects of the Seller's business and will permit the Seller to use office space, equipment and other assets owned or leased by the Registrant in exchange for an agreed-upon management fee.

         The cash portion of the Purchase Price was provided from the proceeds of a convertible promissory note issued to Seafield Capital Corporation, which owns a majority of the outstanding common stock of the Registrant.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         Audited financial statements required to be filed pursuant to Rule 3-05 of Regulation S-X have been previously filed by the Registrant as part of the Registrant's registration statement of Form S-2, Registration #333-08289, which was filed on July 17, 1996. It is impracticable for the Registrant to provide with this Current Report the interim financial statements for the Seller required to be filed pursuant to Rule 3-05 of Regulation S-X and pro forma financial information required to be filed pursuant to Article 11 of Regulation S-X because all such financial statements and information are presently not available. Such financial statements and pro forma financial information shall be filed as soon as it becomes available, but in any event no later than December 6, 1996.

         Also included herewith is Exhibit 10(y), Asset Purchase Agreement by and among Response Oncology, Inc., Stockholders of The Center for
Hematology-Oncology, P.A. and The Center for Hematology-Oncology, P.A. dated as of October 1, 1996.

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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           RESPONSE ONCOLOGY, INC.


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Dated:  October 18, 1996                   By: /s/ Debbie K. Elliott
                                              -----------------------------------------------------
                                              Debbie K. Elliott, Executive Vice President, Finance
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                                 EXHIBIT INDEX

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
                                                                                                  SEQUENTIALLY
EXHIBIT                                                                                             NUMBERED
NUMBER                                        DESCRIPTION OF EXHIBIT                                  PAGE
------                                        ----------------------                                  ----
10(y)                Asset Purchase Agreement by and among Response Oncology, Inc.,
                     Stockholders of The Center fir Hematology-Oncology, P.A. and The Center
                     for Hematology-Oncology, P.A. dated as of October 1, 1996.
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